Exhibit 10.4

LEASE AGREEMENT

This LEASE AGREEMENT (“Lease”) is made as of the 5th day of December, 2025 (the “Effective Date”), by and between RAINBOW WBSE MN LLC, a Delaware limited liability company, having its principal office at c/o Rainbow Realty Group, LLC, 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 (“Landlord”), and GROWN ROGUE UNLIMITED, LLC, an Oregon limited liability company, having an address at 550 Airport Road, Medford, OR 97504 (“Tenant”).

Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Property (hereinafter defined) for the Term (hereinafter defined) and at the Rent (hereinafter defined) and on all the terms and conditions set forth herein. Intending to be legally bound hereunder and in consideration of the rents to paid hereunder and other good and valuable consideration, Landlord and Tenant hereby agree with each other as follows:

ARTICLE I

BASIC LEASE INFORMATION AND DEFINITIONS

Section 1.01 Basic Lease Information and Definitions

(a) Approved Capital Expenditures Budget. “Approved Capital Expenditures Budget” shall mean that certain budget, to be finalized by Tenant, and approved by Landlord in Landlord’s reasonable discretion, to be utilized for the construction and completion of the Initial Tenant Improvements.

(b) Architect. “Architect” shall mean Artemis EP or another architectural firm selected by Tenant, from time to time, which shall be approved by Landlord, in Landlord’s reasonable discretion.

(c) Base Rent. “Base Rent” shall mean the amount set on Exhibit A (the “Base Rent”) for the respective time periods stated thereon, subject to adjustment in accordance with Section 5.

(d) Building. The “Building” shall mean that certain building located at 40 77th Ave NE, Fridley, MN 55432 (the “Building”), containing approximately One Hundred Nine Thousand (109,000) rentable square feet of area.

(e) Certificate of Occupancy. “Certificate of Occupancy” shall mean a certificate of occupancy or similar document or permit (whether conditional, unconditional, temporary or permanent) that must be obtained from the appropriate governmental authority as a condition to Tenant’s lawful occupancy of the Property issued by the building department of the City of Fridley, County of Anoka, State of Minnesota, certifying that the Property has been improved in compliance with all applicable Laws and the Building is in a condition suitable for occupancy. Landlord shall cooperate with and provide assistance to Tenant as reasonably necessary at no cost to Landlord to obtain the Certificate of Occupancy including, but not limited to, signing applications and other documents that require Landlord’s signature.

(f) Capital Expenditures. “Capital Expenditures” means costs incurred by Tenant in connection with the Initial Tenant Improvements (including, but not limited to, costs of demolition, as well as the “hard” and “soft” costs associated with such capital improvements) to the Property as set forth in the Approved Capital Expenditures Budget.

(g) Complete, Completed or Completion. “Complete, Completed or Completion” means the full and complete performance of all work (including all punch list items) required to fully construct and equip the Initial Tenant Improvements in accordance with this Lease, the Approved Capital Expenditures Budget, the Plans and all Legal Requirements (for clarity and the avoidance of doubt, Operational Approval (as hereinafter defined) is not required for Completion)).

(h) Completion Date. “Completion Date” means December 4, 2026.

(i) Control. “Control” shall mean, when used with respect to any specified Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

(j) Disbursement Conditions. “Disbursement Conditions” means the specific conditions to be satisfied with respect to the disbursement of any Amount of the Tenant Improvement Allowance pursuant to a Draw Request, which conditions are specified on Exhibit B annexed hereto.

(k) Emergency Repairs. “Emergency Repairs” shall mean expenditures or repairs to the Property which, in Tenant’s opinion, using reasonable business judgment, are immediately required to be made for the preservation and safety of the Property, or to avoid danger to life or property at the Property.

(l) Facility License. “Facility License” means collectively, that certain Cannabis Cultivator license, License # CUL-A24-000024, granted by the OCM for purposes of operating a “Cannabis Business” (as defined in the OCM Regulations) from the Property, together with any additional licenses to be granted by the OCM and assigned to the Property.

(m) Governmental Authority. “Governmental Authority” means any national, federal, state, regional or local government, or any other political subdivision of any of the foregoing, including, without limitation, the OCM, in each case with jurisdiction over Tenant or the Property, or any Person with jurisdiction over Tenant or the Property exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(n) Initial Tenant Improvements. “Initial Tenant Improvements” shall mean the improvements to the Building performed by or on behalf of Tenant for the initial build-out of the Building, made pursuant to the Approved Capital Expenditures Budget, as more particularly described in the Scope of Work (and to be further described by the Plans), and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land pursuant to the Approved Capital Expenditures Budget or any part thereof.

(o) Land. “Land” shall mean the land described in Exhibit C attached hereto (the “Land”). The Building and the Land are sometimes referred to collectively as the “Real Estate” or the “Property.”

(p) Lease Commencement Date. The “Lease Commencement Date” shall mean the date hereof.

(q) Lease Expiration Date. The “Lease Expiration Date” shall mean the date immediately preceding the fifteenth (15th) anniversary of the Effective Date subject to extension in accordance with Section 4, or termination in accordance with this Agreement.

(r) Legal Requirements. “Legal Requirements” means (i) all statutes, laws, rules, orders, regulations, ordinances, judgments, orders, decrees and injunctions of Governmental Authorities affecting Tenant, the Property, or any part thereof, and all Permits and regulations relating thereto (but excluding, however, current federal laws pertaining to cannabis), including, without limitation, the OCM Regulations, (ii) all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant, at any time in force affecting the Property or any part thereof, (iii) terms of any insurance policy maintained by or on behalf of Tenant, and (iv) the organizational documents of Tenant.

(s) Management Agreement. “Management Agreement” shall mean that certain Management Agreement, dated as of the date hereof, by and between Permitted Sublessee and Sublessee’s Manager.

(t) Plans. “Plans” mean, collectively, the final, complete and coordinated plans and specifications, shop drawings or other technical descriptions prepared for the development of the Initial Tenant Improvements, prepared by Architect (or other design professional) approved by Landlord in Landlord’s reasonable discretion and by all applicable Governmental Authorities, all amendments and modifications thereof approved in writing by the same, and all other design, engineering or architectural work, test reports, surveys, shop drawings and related items, in all cases, made pursuant to the Scope of Work.

(u) OCM. “OCM” means the State of Minnesota’s Office of Cannabis Management.

(v) OCM Regulations. “OCM Regulations” shall mean the governing laws for commercial cannabis activity in the State of Minnesota, as promulgated by the OCM, including, without limitation, Minnesota Statutes, Chapter 342.

(w) Operational Approval. “Operational Approval” means receipt of all approvals, Permits and similar rights or authorizations (whether conditional, unconditional, temporary, or permanent) that must be obtained by the appropriate Governmental Authority as a condition to open and operate a cultivation “Cannabis Business” (as defined in the OCM Regulations) from the Property, under the authority of the Facility License, in compliance with all required Legal Requirements, including, without limitation, achieving Completion, receipt the Certificate of Occupancy and all required business licenses for the City of Fridley, MN.

(x) Permits. “Permits” means all licenses, registrations, permits, allocations, filings, authorizations, approvals and certificates used in connection with the ownership, operation, construction, renovation, use or occupancy of the Property, including, without limitation, building permits, business licenses, state health department licenses, food service licenses, liquor licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning the ownership, construction, operation, renovation, use or occupancy of the Property

(y) Permitted Sublease. “Permitted Sublease” shall mean that certain Sublease Agreement, dated as of the date hereof, by and between Tenant, as sublandlord, and Permitted Sublessee, as subtenant, a form of which is attached hereto as Exhibit D.

(z) Permitted Sublessee. “Permitted Sublessee” shall mean Christian Stiers, an individual.

(aa) Permitted Use. “Permitted Use” shall mean the cultivation, manufacturing, processing, distribution and sale of cannabis and activities related thereto, and for no other use or purpose, in all cases, subject to applicable Legal Requirement, including, without limitation the Facility License and all related OCM Regulations.

(bb) Person. “Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any Governmental Authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.

(cc) Security Deposit. Shall have the meaning in Section 22.01.

(dd) Scope of Work. “Scope of Work” shall mean that certain description of the Initial Tenant Improvements described on Exhibit E attached hereto.

(ee) State. The term “State” shall mean the State of Minnesota.

(ff) Sublessee’s Manager. “Sublessee’s Manager” shall mean Three Bees LLC, a Nevada limited liability company.

(gg) Submission Date. “Submission Date” shall mean the date that is thirty (30) days following the Completion Date.

(hh) Tenant Improvement Allowance. “Tenant Improvement Allowance” shall mean an allowance in the amount of up to TWO MILLION SEVEN HUNDRED FIFTY THOUSAND and 00/100 Dollars ($2,750,000.00) given by Landlord to Tenant in accordance with Section 2.05.

(ii) Tenant Notice Address.	Grown Rogue Unlimited, LLC
550 Airport Road
Medford, OR 97504
Attn: Obie Strickler
Email: Obie@grownrouge.com

(jj)	Term.

(i) Initial Term – the “Initial Term” shall mean Fifteen (15) years from the date hereof (the “Initial Term”)

(ii) Extension Terms – Tenant shall have three (3) separate, consecutive options to extend the Initial Term of this Lease for an additional period of five (5) years each (each, the “First Extension Term”, the “Second Extension Term” and the “Third Extension Term”; together with the Initial Term, collectively, the “Term”).

(kk) Total Acquisition Costs. “Total Acquisition Cost” shall mean an amount equal to Eight Million Four Hundred Fifty-Five Thousand Five Hundred Eighty-Three and No/100 ($8,455,583.00).

Section 1.02 Conflict. If there is a conflict between this summary and the further provisions of this Lease, the provisions of this Lease will control.

ARTICLE II

DEMISE; PROPERTY

Section 2.01 Lease of Property. The “Property” shall mean, collectively, the Building and the Land. Landlord hereby exclusively leases the Property to Tenant, and Tenant hereby rents the Property from Landlord together with all licenses, rights, privileges, and easements appurtenant to the Property, for the Term and subject to the conditions of this Lease. The Property includes any alterations, additions, or repairs made thereto. Landlord and Tenant agree that the computation of rentable square footage shall be binding and conclusive on the parties, and their successors and assigns.

Section 2.02 Lease of Property for Lease Term. Subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Property for the Term, subject to earlier termination pursuant to any of the terms, covenants, or conditions of this Lease or pursuant to Law.

Section 2.03 Acceptance of Property. Tenant hereby acknowledges that: (a) Tenant has had the opportunity to inspect the Property and accepts the Property in its “AS IS, WHERE IS” condition; (b) the Property is acceptable for Tenant’s intended Permitted Use; (c) neither Landlord nor any of Landlord’s agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease; and (d) TENANT EXPRESSLY WAIVES ANY WARRANTY OF CONDITION OR OF HABITABILITY OR SUITABILITY FOR OCCUPANCY, USE, HABITATION, FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY, EXPRESS OR IMPLIED, RELATING TO THE PROPERTY.

Section 2.04 Delivery; Tenant Improvement Allowance.

(a) Landlord shall deliver the Property to Tenant on the Lease Commencement Date in “AS IS, WHERE IS” condition.

(b) Subject to Section 2.05, Landlord shall provide to Tenant the Tenant Improvement Allowance, which shall be used by Tenant for reimbursements of Tenant’s costs for the Initial Tenant Improvements and for the cost of architectural, engineering, legal costs and fees, permits and related fees, utility hook-ups, space planning, and construction documents related to the same. Tenant shall use its Architect to prepare the construction documents, with Landlord having final approval prior to submission to the zoning authority for Fridley, MN, which approval shall not be unreasonably withheld, conditioned, or delayed. Upon receipt of the aforementioned construction documents, Landlord shall provide approval or objection to said documents within five (5) business days, and in the event that Landlord does not respond within five (5) business days, it shall be deemed approval for Tenant to submit to the zoning authority. Tenant’s contractor must be licensed (as required by the State or municipality), and registered, bonded, and insured in the State (“Tenant’s Contractor”).

(c) The Tenant Improvement Allowance shall be paid by Landlord to Tenant in accordance with the provisions set forth in Section 2.05 hereof. If all or part of the Tenant Improvement Allowance due and owing to Tenant is not paid to Tenant within the time period prescribed in Section 2.05, subject to satisfaction of the conditions set forth herein, then Tenant may either (i) reduce its Base Rent payment obligations by twenty percent (20%) until the date the same is reimbursed or deducted as aforesaid, (ii) exercise the Purchase Option referenced in Section 17.01, or (iii) if the Tenant Improvement Allowance is not paid within sixty (60) days of the time prescribed in Section 2.05, then Tenant may reduce its Base Rent payment obligations by twenty percent (20%) for the remainder of the Initial Term.

Section 2.05 Draw Requests.

(a) Per this Section 2.05, Tenant shall be entitled to receive disbursement of the Tenant Improvement Allowance from time to time during the Term to pay for reimbursements of Tenant’s costs for the Initial Tenant Improvements, provided that at such time the applicable Disbursement Conditions have been satisfied, and provided, further, that in each case, Tenant’s Draw Request for such disbursement must be received by Landlord at least fifteen (15) Business Days prior to the requested disbursement date for the payment of any such disbursement. Tenant shall be permitted to submit two (2) Draw Requests, as follows:

(i) The first (1st) Draw Request shall be equal to the amount of $500,000 and shall be permitted to be submitted by Tenant following Tenant’s expending a minimum amount of $1,000,000 towards the Initial Tenant Improvements, including, without limitation, costs towards equipment and other construction related items (the “Initial Draw”) (evidence of such equity requirement, as aforesaid, shall be furnished by Tenant to the reasonable satisfaction of Landlord prior to the Initial Draw); and

(ii) The second (2nd) Draw Request shall be equal to the amount of $2,250,000 and shall be made following Tenant’s receipt of the Operational Approval (the “Final Draw”).

(b) Any Draw Request shall include lien waivers and releases in a form and substance satisfactory to Landlord (in Landlord’s reasonable discretion) from Tenant’s Contractor, all subcontractors, and any other lienors performing services or providing materials for such work who may be entitled to a lien as permitted by Law, waiving any applicable mechanics liens relating to such work, which waivers may be conditioned upon receipt of the amount set forth in the applicable Draw Request (each a “Draw Request”).

(c) Landlord shall pay the amount set forth in the Initial Draw to Tenant within thirty (30) after receipt of the first Draw Request. Landlord shall disburse the Final Draw (not to exceed the aggregate amount of the Tenant Improvement Allowance) within thirty (30) days after the later to occur of final Completion of the Initial Tenant Improvements and receipt of the Operational Approval. All Initial Tenant Improvements must be in conformance with the building codes of the State and applicable municipality and all other Laws of the State of Minnesota and the County of Anoka, MN. Tenant shall provide to Landlord a copy of the Certificate of Occupancy and final Facility License promptly after receipt thereof. Landlord agrees to reasonably cooperate with Tenant to obtain the Certificate of Occupancy, the Operational Approval, and all material Permits, including, but not limited to, signing applications that require Landlord’s signature.

(d) Subject to the exact date of payment by Landlord to Tenant, Exhibit F outlines the terms and payment schedules related to Tenant’s repayment of the Initial Draw and the Final Draw. Following receipt of each respective draw, Tenant shall timely pay to Landlord as Additional Rent, all amounts listed on Exhibit F.

ARTICLE III

CONDITION OF THE PROPERTY

Section 3.01 No Representation. Except to the limited extent, if any, expressly set forth elsewhere in this Lease, Tenant hereby acknowledges and agrees that: (a) Landlord has made no representations, covenants, or warranties whatsoever to Tenant with respect to the Property, the condition of the Property, or the suitability for use by Tenant of the Property in connection with the business operations of Tenant; and (b) Landlord has no obligation to Tenant whatsoever, pursuant to this Lease or otherwise, with respect to the obtaining or maintaining of any governmental approvals, consents, licenses, permits, certificates of occupancy, or other certificates (collectively, the “Governmental Authorizations”) necessary or desirable in connection with the use and occupancy of the Property by Tenant pursuant to this Lease and that any and all such Governmental Authorizations are to be obtained by Tenant, at Tenant’s sole cost and expense. Furthermore, Tenant hereby acknowledges and agrees that: (i) the Property is being leased to Tenant by Landlord in its “as is, where is and with all defects” condition, as of the Lease Commencement Date; and (ii) Landlord shall have no obligation whatsoever, pursuant to this Lease or otherwise, to make any alterations or improvements to or with respect to the Property, except as expressly set forth in this Lease.

ARTICLE IV
TERM

Section 4.01 Term. The Initial Term of this Lease shall be for a period of fifteen (15) years and shall commence on the Lease Commencement Date and shall expire on the Lease Expiration Date, subject to extension in accordance with Section 4, or termination in accordance with this Agreement.

Section 4.02 Lease Commencement Date. The “Lease Commencement Date” shall mean the date hereof.

Section 4.03 Option to Extend.

(a) Subject to satisfaction of all of the Extension Conditions, Tenant shall have three (3) separate, consecutive options (each an “Extension Option”) to extend the Term and Lease Expiration Date of this Lease for three (3) additional periods of five (5) years (the “First Extension Term,” the “Second Extension Term,” and the “Third Extension Term” respectively; the First Extension Term, the Second Extension Term and the Third Extension Term are herein, sometimes, individually or collectively referred to as an “Extension Term”). In order for an Extension Term to be effective, the Extension Conditions must be fully satisfied in the Landlord’s sole discretion both at the time the option is exercised and at the time of the commencement of the applicable Extension Term. The term “Extension Conditions” means that, as a condition to Tenant exercising each Extension Option: (i) Tenant shall have timely given Landlord an Extension Notice in accordance with Section 4.03(b); (ii) on the date the applicable Extension Option is exercised, and at the commencement of the First Extension Term, the Second Extension Term, or the Third Extension Option, as applicable, no Event of Default shall have occurred and be continuing beyond any applicable notice and cure periods; and (iii) Tenant shall not have been more than ten (10) days late in the payment of any or all Rent more than a total of three (3) times for all periods before the commencement of the applicable Extension Term.

(b) Each Extension Option shall be exercisable by written notice (the “Extension Notice”) to Landlord given not later than One Hundred Eighty (180) days prior to the expiration of the then-current Term. Time is of the essence as to the giving of each Extension Notice. If Tenant does not timely exercise the First Extension Option in accordance with the terms hereof, all Extensions Options shall automatically terminate, and the Lease Term shall expire as of the expiration of the then-current Term.

(c) Each Extension Term shall constitute an extension of the Term and shall be upon all of the same terms and conditions as the existing Term, except that: (i) Landlord shall not be required to furnish any materials or perform any work to prepare the Property for Tenant’s continued occupancy during an Extension Term (nor shall Landlord be required to reimburse Tenant for any Alterations made or to be made by Tenant during or in preparation for an Extension Term); (ii) the Rent for each Extension Term shall be payable at the rate specified in Section 5; and (iii) there shall be no option to extend the Term of this Lease beyond the Third Extension Term.

ARTICLE V
RENT

Section 5.01 Base Rent. Tenant covenants and agrees to pay Base Rent in advance on the first (1st) day of each calendar month during the Term and without notice, demand, abatement, deduction, counterclaim, setoff, defense, or otherwise, in lawful money of the United States, to Landlord (i) by wire transfer of immediately available funds to an account at a bank designated by Landlord in writing; or (ii) by any other method reasonably requested by Landlord.

If the Lease Commencement Date is a day other than the first day of the month, the first installment of Base Rent shall be prorated for each day commencing with the Lease Commencement Date up to and including the last day of that month. Each subsequent installment of Base Rent shall be due on the first day of each month during the Term. If the Lease Expiration Date occurs on a day other than the last day of any month, Base Rent for the last month of the Term shall be prorated in the same manner.

Concurrently with Tenant’s execution of this Lease, Tenant shall pay to Landlord an amount equal to the prorated monthly amount due for such month, together with the Base Rent payment amount due for the following month.

Section 5.02 Operating Expenses.

(a) From and after the Lease Commencement Date, Tenant shall be required to directly pay for all Operating Expenses (as defined below). In the event that Landlord is forced to pay any Operating Expenses, then Tenant shall pay to Landlord, as Additional Rent, all such Operating Expenses expended by Landlord within thirty (30) days of demand.

(b) As used in this Lease “Operating Expenses” shall mean and include all costs and expenses (and taxes, if any, thereon) paid or incurred on behalf of Landlord (whether directly or through independent contractors) in connection with the ownership, management, operation, maintenance, and repair of the Property (including any sales or other taxes thereon) during the Term, including, without limitation:

(i) supplies, materials, and equipment purchased or rented, total wage and salary costs paid to, and all contract payments made on account of, all persons to the extent engaged in the operation, maintenance, security, cleaning, and repair of the Property at or below the level of building manager (including the amount of any taxes, social security taxes, unemployment insurance contributions, union benefits) and any on-site employees of Landlord’s property management agent;

(ii) the maintenance, repair, and replacement of building systems, including heating, ventilating, air-conditioning, plumbing, electrical, mechanical, sewer, fire detection, sprinkler, life safety, and security systems (collectively, “Building Systems”), telecommunications facilities, elevators and escalators, exterior windows and doors, tenant directories, emergency generator, and other equipment used in common by, or for the benefit of, occupants of the Building including such repairs and replacements as may be necessary to maintain the same in proper working order and in compliance with all Laws (as hereinafter defined) and industry performance standards;

(iii) charges of contractors for services and facilities otherwise includable in Operating Expenses, including security, trash removal, cleaning, janitorial, window washing, snow and ice removal, exterior and interior landscaping, and the maintenance and repair of the parking facilities, roadways, and light poles;

(iv) the cost of utility services for the Property, including, without limitation, water, sanitary sewer, electricity, gas, fuel oil, steam, and chilled water, and domestic water to lavatories servicing the Property;

(v) the premiums for fire, extended coverage, loss of rents, boiler, machinery, sprinkler, public liability, property damage, earthquake, flood, and other insurance relative to the Property and the operation and maintenance thereof and unreimbursed costs incurred by Landlord that are subject to commercially reasonable insurance deductibles;

(vi) the operation and maintenance of any areas, facilities, and amenities located at the Property, including, without limitation, the cost of utilities, repairs, and insurance associated with such amenities;

(vii) the amortized cost of capital expenditures incurred with respect to the ownership, operation, maintenance, and repair of the Property;

(viii) legal and accounting fees and other expenses of maintaining and auditing Property accounting records and preparing Landlord’s Reconciliation Statements; and

(ix) costs incurred in connection with a federal, state, or municipal governmentally mandated transportation demand management program or similar program.

Notwithstanding anything herein to the contrary, Operating Expenses shall not include any costs for (i) repairs, restoration or other work occasioned by fire, wind, the elements or other casualty covered by the required insurance coverages under this Lease pertaining to casualty loss; (ii) income, profit, franchise, corporate, capital stock, estate, inheritance or transfer taxes; (iii) any depreciation allowance or expense; (iv) costs or expenses incurred due to Landlord’s gross negligence or intentional misconduct or the gross negligence or intentional misconduct of its employees, agents, contractors, workmen, or invitees; (v) payment of principal, finance charges or interest on debt or amortization on any mortgage encumbering the Building or any penalties assessed as a result of Landlord’s late payments of such amounts; or (vi) compensation, benefit costs, overhead, or salaries except for those related to on-site maintenance or the management of the Property (but in no event in excess of 3% of gross rent received from the operation of the Property).

(c) Tenant shall pay and discharge punctually all other charges levied, assessed, imposed or otherwise payable in respect of the Property, or the ownership, leasing, operation, use, occupancy or possession thereof, including, without limitation, all charges for water, steam, heat, gas, hot water, electricity, light, power and any other service, facility or utility furnished to the Property or any portion thereof during the term of this Lease and all charges and expenses that are chargeable to the occupant or owner of fee title to the Property in any document or agreement of record against title to the Property (excluding only discharging debt service payments coming due under any fee mortgage obtained by Landlord) (collectively, “Other Expenses”). Tenant shall indemnify and hold harmless Landlord from and against all Taxes and Other Expenses due under this Lease, which indemnity shall survive the expiration or earlier termination of this Lease.

(d) “Operating Year” shall mean a calendar year.

(e) Within one hundred twenty (120) days after the end of each Operating Year, Landlord shall furnish to Tenant a statement (a “Reconciliation Statement”) showing the actual or prorated Operating Expenses incurred by Landlord during such Operating Year. Any delay or failure by Landlord in delivering any Reconciliation Statement shall not constitute a waiver of Landlord’s right to require Tenant to pay Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments of Operating Expenses next coming due, and any deficiency shall be paid by Tenant together with the next installment of Operating Expenses. Should Tenant fail to object in writing to Landlord’s determination of Operating Expenses within sixty (60) days following delivery of Landlord’s Reconciliation Statement, Landlord’s determination of Operating Expenses for the applicable Operating Year shall be conclusive and binding on Tenant for all purposes and any future claims by Tenant to the contrary shall be barred. Tenant shall have the right, at its own cost to audit Landlord’s records of the Operating Expenses during an Operating Year, within one hundred twenty (120) days after receipt of the Reconciliation Statement, and shall recover a reimbursement for any expenses improperly accounted for and included in Operating Expenses. In the event such audit reveals discrepancies which in the aggregate amount to more than a four percent (4%) difference than that previously reported by Landlord, then Landlord shall reimburse Tenant for all reasonable costs associated with conducting said audit.

Section 5.03 Taxes; Insurance.

(a) In addition to Section 5.02, and for avoidance of the doubt, from and after the Lease Commencement Date, Tenant shall be required to pay for all Taxes and all insurance costs required under Article XVIII (“Insurance Costs”) as Additional Rent. Prior to the Lease Commencement Date, and prior to the start of each full or partial Tax Year (as hereinafter defined), Landlord shall give Tenant a written statement of the amount of Taxes and Insurance Costs for the applicable Tax Year. During each month of the Term, on the same date that Base Rent is due, Tenant shall escrow with Landlord an amount equal to 1/12th of the Taxes and Insurance Costs for the Tax Year, to be released to Tenant following payment of the same. When the final tax bills for the Tax Year are available, Landlord shall give Tenant an amended statement that makes any necessary adjustment to Tenant’s payment of Taxes and Insurance Costs. Any amount due Tenant shall be credited against future installments of Taxes coming due for the Tax Year, and any deficiency shall be paid by Tenant together with the next installment of Taxes. In addition to the foregoing, on the Lease Commencement Date, Tenant shall escrow with Landlord an amount equal to two (2) months of Taxes.

(b) As used in this Lease:

(i) “Tax” or “Taxes” shall mean and include any form of federal, state, county, or local government or municipal taxes, fees, charges, or other impositions of every kind (whether general, special, ordinary, or extraordinary) related to the ownership, leasing, or operation of the Property, including, without limitation, the following: (A) all real estate taxes or personal property taxes levied, payable, or imposed against the Property, as such property taxes may be reassessed from time to time; (B) other taxes, charges, and assessments which are levied with respect to this Lease or the Property, and any improvements, fixtures, and equipment and other property of Landlord located in the Building and/or the Property; (C) all assessments and fees for public improvements, services, and facilities and impacts thereon, including, without limitation, arising out of any community facilities district, special improvement district, or similar assessment districts, and any traffic impact mitigation assessments or fees; (D) any tax, surcharge, or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes; (E) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent); and (F) costs and expenses incurred in contesting the amount or validity of any Tax by appropriate proceedings. Notwithstanding the foregoing, Taxes shall not include general net income or franchise taxes imposed against Landlord.

(ii) “Tax Year” shall mean the twelve (12)-month period commencing on January 1 of each year, or such other twelve (12)-month period as may be duly adopted as the fiscal year for real estate tax purposes by the applicable taxing authorities.

Section 5.04 Payment of Rent or Additional Rent.

(a) “Additional Rent” shall mean and include all Operating Expenses, all Taxes, and any and all other sums payable by Tenant hereunder, including, without limitation, all amounts payable in connection with the Tenant Improvement Allowance, as outlined on Exhibit F, attached hereto and made a part hereof. “Rent” shall mean and include Base Rent and Additional Rent. Except as expressly provided otherwise in this Lease, Rent shall be paid on the first day of each calendar month in lawful currency of the United States without notice, demand, counterclaim, offset, deduction, defense, or abatement.

(b) All Rent payable under this Lease shall be payable to Landlord by wire transfer of immediately available funds to an account at a bank designated by Landlord in writing.

(c) If Tenant shall fail to pay Base Rent, Additional Rent, or any other charges payable hereunder, whether or not the same are called Base Rent, Rent, or Additional Rent, Landlord shall have all remedies provided for in the Lease or at law as in the case of nonpayment of Rent. Tenant’s obligations (accruing during the Term) under this Article V shall survive the expiration or earlier termination of this Lease.

Section 5.05 Late Fee and Default Interest. Any Rent payable by Tenant to Landlord under this Lease that is not paid within three (3) days after the same is due will be automatically subject to a late payment charge of five percent (5%) of the delinquent amount, in each instance, to cover Landlord’s additional administrative costs. In addition to the late charge set forth above, Tenant shall also be required to pay interest on all such unpaid sums including any late charges, at a per annum rate equal to sixteen percent (16%) (or such other maximum rate as permitted under state law) (“Default Rate”) on all such outstanding charges of Rent, with said interest charges, as applicable, to be payable on the first (1st) day of each month throughout the Term of this Lease, without further notice or demand therefor by Landlord. Such late charges and interest will be due and payable as set forth herein and will accrue from the date that such Rent (including late charges and interest) sums are payable under the provisions of this Lease until actually paid by Tenant.

Section 5.06 NNN Lease. This Lease is intended to be, and shall be construed as, an absolutely net-net-net lease, whereby under all circumstances and conditions the Base Rent payable to Landlord shall be a completely net return to Landlord throughout the Term of this Lease, and Tenant shall pay, and shall indemnify, defend and hold harmless Landlord from and against any and all claims, losses, damages, expenses, costs, liabilities, obligations and charges whatsoever (including, without limitation, reasonable counsel fees) which shall arise or be incurred, or shall become due, during the term of this Lease, with respect to or in connection with, the Property, and the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation thereof, or any portion thereof, except as otherwise expressly set forth herein. Landlord shall not be required to provide any services, make any repair or do any act in connection with the Property, except as otherwise expressly set forth herein, and the Base Rent and Additional Rent and Other Expenses under this Lease shall be paid to Landlord without any claim on the part of Tenant for diminution or abatement.

ARTICLE VI

REPAIRS AND MAINTENANCE OBLIGATIONS

Section 6.01 Repairs by Tenant.

(a) Tenant shall, at all times during the Term and at Tenant’s sole cost and expense, maintain, repair and make replacements to the Property as necessary to keep the same at all times in good condition and repair, including, but not limited to, all required maintenance, repair and replacements to the roofs of the Property, the building’s foundation system and all structural portions of the, maintaining, repairing and replacing as necessary all electrical and gas lines and all other structural and non-structural repairs and replacements to the Property and all building systems serving the Property (including, without limitation, the HVAC systems) of whatever kind and nature and howsoever arising, whether ordinary or extraordinary, interior or exterior, foreseeable or unforeseeable, and at the expiration or sooner termination of the Term of this Lease Tenant shall yield and deliver the Property to Landlord in good condition and repair (ordinary and reasonable wear and tear excepted) and otherwise in the condition provided on the date hereof and required by this Lease. For clarity and avoidance of the doubt, all damage or injury to the Property or to any other part of the Building and Building Systems, or to its fixtures, equipment, and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, omission, neglect, or improper conduct of, or Alterations made by, Tenant, or any of Tenant’s employees, servants, licensees, subtenants, assignees, contractors, heirs, successors, legatees, and devisees (collectively, “Tenant’s Agents”), shall immediately be repaired at Tenant’s sole cost and expense, by Tenant to the reasonable satisfaction of Landlord. Subject to Article VII, any repairs or maintenance obligation that is structural in nature shall require the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(b) When used in this Article, the term “repairs” shall include replacements, restorations and/or renewals when necessary. The necessity for and adequacy of repairs pursuant to this Article shall be measured by the standard which is reasonably adopted by Landlord for the Building. All repairs made by Tenant shall be substantially equal in quality and workmanship to the original work. If Tenant fails after thirty (30) days’ notice (or such shorter period as Landlord may be permitted pursuant to any master lease or mortgage, or such shorter period as may be required due to an emergency) to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at a rate of sixteen percent (16%), shall be forthwith paid to Landlord as Additional Rent after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in the Property, Building or in any Building System, located in, servicing, or passing through the Property.

(c) Tenant shall keep, or cause to be kept, and make available to Landlord upon Landlord’s reasonable request, all records of repair, maintenance or replacement at the Property. Further, at all times during the Term of this Lease as same may be extended, Tenant shall either (i) engage a reputable heating, ventilating and air conditioning (“HVAC”) contractor and refrigeration contractor pursuant to a written service contract for same, or (ii) employ qualified individuals, in each case, at Tenant’s expense, to regularly inspect, maintain and repair the HVAC and refrigeration systems servicing the Property, and Tenant shall be responsible for all repairs and replacements made and to be made to the HVAC systems. If Tenant utilizes a maintenance contract pursuant to the foregoing then, upon written request, Landlord shall be promptly supplied with copies of the maintenance contract and all renewals of same, and all inspection reports.

(d) Tenant shall not perform any acts or carry on (or permit any of its employees, agents, invitees or sublessees to carry on) any practices which may damage the Property beyond ordinary wear and tear, and shall not commit or suffer any physical waste with respect to the Property. In no event shall Landlord be liable to Tenant for any damage to the Property or to any property of Tenant resulting from any cause. If Tenant does not comply with the provisions of this Section and such failure to comply continues after ten (10) days written notice of same from Landlord (except in the case of an emergency, in which event no such notice shall be required), then same shall constitute a default by Tenant under this Lease and, in addition to Landlord’s other rights and remedies with respect to such default, Landlord may but shall not be obligated to enter upon the Property and perform any repair, maintenance or replacement which Landlord reasonably deems necessary, in which event Tenant shall pay all out-of-pocket costs that Landlord may incur for such repair, maintenance or replacement.

(e) Tenant shall give notice to Landlord promptly after Tenant learns of: (i) any accident in or about the Property; (ii) all fires on the Property; (iii) all damages to or defects in the Property, including the fixtures, equipment, and appurtenances thereof, for the repair; and (iv) all damage to or defects in any parts or appurtenances of the Building Systems located in or passing through the Property or any part thereof.

Section 6.02 Landlord’s Maintenance and Repair Obligations. Landlord shall have no maintenance, repair or replacement obligations with respect to the Property, all of the same being Tenant’s sole responsibility at Tenant’s sole cost and expense as set forth above.

Section 6.03 Access. Tenant shall permit, or cause to be permitted, Landlord and Landlord’s authorized representatives to enter the Property at all reasonable times for the purpose of inspecting all or any part thereof to determine Tenant’s compliance with this Section 6, upon reasonable prior notice to Tenant, provided that Landlord’s rights of access under this Section 6 shall be exercised only in a manner which will permit Tenant to maintain compliance with all OCM Regulations.

Section 6.04 Landlord’s Interference. Landlord shall use its reasonable efforts to minimize interference with Tenant’s use and occupancy of the Property; provided, however, that there shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord, by reason of inconvenience, annoyance, or injury to business arising from the performance of any such required repairs, alterations, additions, or improvements or the storage of any materials in the Property or in any hallways in connection therewith, and Landlord shall have no obligation to employ contractors or labor at so called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever.

Section 6.05 Emergency Repairs. If, in an emergency, Landlord determines that, in its reasonable business judgment, Emergency Repairs are required, Landlord may enter the Property and proceed to make or cause such repairs or replacements to be made and Tenant shall reimburse Landlord for its actual expenses. Landlord shall give Tenant such notice of such emergency as shall be practicable under the circumstances. Within thirty (30) days after Landlord renders a bill for such repairs or replacements, Tenant shall reimburse Landlord for the cost of making such repairs.

ARTICLE VII
ALTERATIONS

Section 7.01 Approval for Alterations.

(a) Subject to Section 7.01(b), other than (i) the Initial Tenant Improvements, which are approved by Landlord, or (ii) Emergency Repairs, Tenant shall not make or allow to be made any (A) structural alterations, additions, or improvements in or to the Property or (B) any non-structural alterations to the Property in excess of $250,000 (collectively, “Alterations”) without first obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, in the event Landlord grants its consent to any Alterations to be made by Tenant, the terms and conditions of this Article VII shall govern such Alterations. In the event that Tenant performs any Emergency Repairs pursuant to the terms hereof, Tenant shall immediately notify Landlord of such repairs, and work in good faith to alleviate any resulting damages or reasonable concerns of Landlord related thereto.

(b) Tenant agrees that all such work performed by Tenant in completing the Alterations (the “Tenant’s Work”) shall be completed at Tenant’s sole cost and expense and in a good and workmanlike manner, that the structural integrity of the Building shall not be impaired, and that no liens shall attach to all or any part of the Building, or the Property by reason thereof. Tenant shall obtain, at its sole expense, all Permits required for Tenant’s Work. For clarity and avoidance of the doubt, Tenant may from time to time during the Term of the Lease, at its own expense and without Landlord’s prior written consent, make such interior, non-structural alterations, additions or modifications to the Property as Tenant deems necessary or desirable, provided, however, that this Article VII shall apply to any such work.

Section 7.02 Tenant Obligations.

(a) Prior to making any Alterations, Tenant shall:

(i) submit to Landlord detailed plans and specifications (including layout, architectural, mechanical, and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord’s prior written approval of such plans and specifications, which approval shall be in the reasonable discretion of Landlord. Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Any review or approval by Landlord of any plans and specifications or any preparation or design of any plans by Landlord’s architect or engineer (or any architect or engineer designated by Landlord) with respect to any Alterations is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant or any other person with respect to the compliance thereof with any Laws, the adequacy, correctness, or efficiency thereof or otherwise.

(ii) at Tenant’s sole cost and expense, obtain all permits, approvals, and certificates required by any governmental authorities for each Alteration. Upon the request of Tenant, Landlord, at Tenant’s sole cost and expense, shall join in any applications for any permits, approvals, or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the applicable legal requirement shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense, including, without limitation, attorneys’ fees and disbursements, or suffer any liability in connection therewith; and

(iii) furnish to Landlord duplicate original policies or certificates thereof of workers’ compensation (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any ground lessor, and any mortgagee, as additional insureds. Such policies shall provide for the coverage amounts described in Article XIII hereof and shall be noncancelable without thirty (30) days’ prior notice to Landlord by the insurance company.

(b) Tenant shall perform its Alterations in accordance with and subject to each of the following:

(i) all Alterations shall be performed, at Tenant’s sole cost and expense, by contractors, subcontractors, or mechanics approved by Landlord, which approval shall not be unreasonably withheld.

(ii) all Alterations shall be made and performed in strict conformance with the plans and specifications therefor as approved by Landlord, all Laws, the Rules and Regulations, and all rules and regulations relating to Alterations promulgated by Landlord in its reasonable judgment. Upon completion of any Alteration, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alteration required by any governmental authority and shall furnish Landlord with copies thereof, together with the “as-built” plans and specifications for such Alterations, it being agreed that all filings with governmental authorities to obtain such certificates of final approval shall be made, at Tenant’s sole cost and expense;

(iii) all materials and equipment to be incorporated in the Property as a result of any Alterations or a part thereof shall be of first quality and no such materials or equipment (other than Tenant’s Owned Property (as hereinafter defined below)) shall be subject to any lien, encumbrance, chattel mortgage, or title retention or security agreement. In addition, no Alteration costing in excess of $750,000 shall be undertaken prior to Tenant’s delivering to Landlord either: (A) a performance bond and labor and materials payment bond (issued by a surety company and in form reasonably satisfactory to Landlord), each in an amount satisfactory to Landlord); or (B) such other security as shall be reasonably satisfactory to Landlord or required by any Mortgagee. Any mechanic’s lien filed against the Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall, at Tenant’s sole cost and expense, be discharged of record or bonded within thirty (30) days after notice to Tenant of the filing or imposition thereof (or such shorter period if required by the terms of any Mortgage), and Tenant shall indemnify and defend Landlord against and save Landlord harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands, and obligations, including, without limitation, reasonable counsel fees, resulting therefrom. If Tenant fails to comply with the foregoing provisions, Landlord shall have the option of discharging or bonding any such lien, charge, order or encumbrance, and Tenant agrees to reimburse Landlord (as Additional Rent) for all losses, costs, damages, and expenses resulting therefrom or incurred in connection therewith, together with interest thereon (at a rate equal to the maximum rate permitted by applicable Law), promptly upon demand. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter furnishing any labor, services, materials, supplies, or equipment to Tenant with respect to any portion of the Property, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same. Notice is hereby given that the Landlord shall not be liable for any labor, services, materials, supplies, or equipment furnished or to be furnished to the Tenant upon credit, and that no mechanic’s or other lien for any such labor, services, materials, supplies, or equipment shall attach to or affect the estate or interest of the Landlord in and to the Property; and

(iv) all Alterations shall be performed only under the supervision of an independent licensed architect approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall not, at any time prior to or during the Term, directly or indirectly, employ, or permit the employment of, any contractor, mechanic.

(c) Unless otherwise elected by Landlord as hereinafter provided, all Alterations made by Tenant shall become the property of Landlord and shall be surrendered to Landlord on or before the Lease Expiration Date, except as otherwise set forth in this Lease. Notwithstanding the foregoing, movable equipment, trade fixtures, personal property, furniture, or any other items that can be removed without material harm to the Building will remain Tenant’s property (collectively, the “Tenant Owned Property”) and shall not become the property of Landlord but shall be removed by Tenant, at its sole cost and expense, not later than the Lease Expiration Date. When granting consent for any Alterations, Landlord shall indicate whether it will require the removal of those Alterations prior to the Lease Expiration Date. Tenant shall repair at its sole cost and expense all damage caused to the Building by the removal of any Alterations that Tenant is required to remove or Tenant Owned Property. Landlord may remove any Tenant Owned Property or Alterations that Tenant is required but fails to remove at the Lease Expiration Date and Tenant shall pay to Landlord the cost of removal. Tenant’s obligations under this Section 7.02(c) shall survive the expiration or earlier termination of this Lease.

Section 7.03 Reimbursement to Landlord. Tenant shall (a) reimburse Landlord for all reasonable costs and expenses incurred by Landlord in connection with the review and inspection of Tenant’s Work, including, but not limited to architect’s, engineer’s, and attorneys’ fees incurred by Landlord in connection with the review of the Tenant’s plans and specifications for Tenant’s Work, all changes and modifications thereto, and the Landlord’s inspection of Tenant’s Work, and (b) a compliance review fee equal to the lesser of one percent (1%) of all related construction costs and five thousand dollars ($5,000).

ARTICLE VIII

SERVICES; UTILITIES

Section 8.01 Services; Utilities. Tenant shall arrange for, and promptly pay when due, all amounts and charges for, all services and utilities to the Property as Tenant deems necessary for Tenant’s business operations. Landlord shall not be required to furnish or render any services or utilities to the Property, Tenant or any occupant, and shall have no responsibility for any of same. Landlord shall not be liable for any failure to receive any utility service and/or any interruption in the provision of same regardless of cause.

ARTICLE IX

USE AND OPERATIONS

Section 9.01 Construction; Use of Property; Compliance with Laws; Hazardous Materials.

(a) The Property shall be used only for the Permitted Use and for no other purpose.

(b) Tenant, at Tenant’s sole cost and expense, shall comply with and shall cause all Tenant’s Agents to comply with all applicable laws, ordinances, rules, and regulations of governmental and quasi-governmental authorities, including, without limitation, the Americans with Disabilities Act of 1990, as amended by the Americans with Disabilities Act Amendments Act of 2008 (and the regulations promulgated thereunder) (“Laws”) applicable to the use or occupancy of the Property. The foregoing obligation of Tenant shall not however permit Tenant to make, without Landlord’s prior written approval, any Alterations to the Property which otherwise would require Landlord’s approval under this Lease, and Tenant shall comply with all the requirements of this Lease in making any such Alterations.

(c) Cannabis may not be consumed at the Property if prohibited by OCM Regulations.

(d) Tenant shall complete the Initial Tenant Improvements in a timely manner and free and clear of any mechanic’s liens, materialmen’s liens and equitable liens or any other liens, and otherwise in accordance with applicable Legal Requirements.

(e) Tenant shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses (including, without limitation, (i) diligently pursuing all required actions to achieve Completion by the Completion Date and submitting all deliverables required under the OCM Regulations to the OCM for the Operational Approval by the Submission Date, (ii) the Facility License and (iii) any other license, permit or other approval held or owned by Tenant as a “License holder” as that term is defined in the OCM Regulations), Permits and franchises necessary for the conduct of its business and shall comply in all respects with all applicable Legal Requirements (but excluding, however, current federal laws pertaining to cannabis). Tenant shall notify Landlord promptly of any written notice or order that Tenant receives from any Governmental Authority relating to Tenant’s failure to comply with such applicable Legal Requirements.

(f) Tenant will cause the construction of the Initial Tenant Improvements (a) to be prosecuted with diligence and continuity in accordance with the Plans and pursuant to the construction schedule approved by Landlord with all materials, supplies, chattels and fixtures typically furnished or installed at such stage of construction to be so furnished or installed in accordance with such schedule, and (b) to be Completed on or before the Completion Date, free and clear of liens or claims for liens for materials supplied and for labor and services performed in connection with the construction of the Initial Tenant Improvements.

(g) At all times that the Property is operated as a cannabis Cultivation facility (as defined by the OCM Regulations), Tenant shall provide security to the Property consistent with the requirements of the OCM Regulations.

(h) At all times that the Property is operated as a cannabis Cultivation facility (as defined by the OCM Regulations), Tenant shall maintain policies and procedures consistent with the requirements of the OCM Regulations.

(i) Tenant shall not cause or permit any Hazardous Materials to be generated, used, released, stored, or disposed of in or about the Building or the Property; provided, however, Tenant may use and store reasonable quantities of cleaning and office supplies and other similar materials as may be reasonably necessary for Tenant to conduct normal business operations at the Property. Tenant shall indemnify and hold Landlord, its employees, and agents, harmless from and against any damage, injury, loss, liability, charge, demand, or claim based on or arising out of the presence or removal of, of failure to remove, Hazardous Materials generated, used, released, stored, or disposed of by Tenant or Tenant’s Agents, invitees, or visitors in or about the Building, or the Property, whether before or after the Lease Commencement Date.

(j) As used in this Lease: (i) “Hazardous Materials” shall mean any chemical, compound, material, substance, or other matter that: (A) is defined as a hazardous substance, hazardous material, or waste, or toxic substance under any Environmental Law; (B) is regulated, controlled, or governed by any Environmental Law or other Laws; (C) is petroleum or a petroleum product; or (D) is asbestos, formaldehyde, radioactive material, drug, bacteria, virus, or other injurious or potentially injurious material (by itself or in combination with other materials); and (ii) “Environmental Laws” shall mean any and all federal, state, or local laws, ordinances, rules, decrees, orders, regulations, or court decisions relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under, or about the Building, or the Property, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the Resource Conservation and Recovery Act (RCRA), the Hazardous Materials Transportation Act, any other law or legal requirement concerning hazardous or toxic substances, and any amendments to the foregoing.

ARTICLE X

TRANSFERS BY TENANT

Section 10.01 Transfers Require Landlord Consent.

(a) Other than the Permitted Sublessee, the Permitted Sublease or Sublessee’s Manager (pursuant to the terms of the Management Agreement), which are hereby approved by Landlord, neither Tenant nor any sublessee or assignee of Tenant, directly or indirectly, voluntarily or by operation of law, shall sell, assign, encumber, mortgage, pledge, or otherwise transfer or hypothecate all or any part of the Property, the Facility License or Tenant’s leasehold estate hereunder (each such act is referred to as an “Assignment”), or sublet the Property or any portion thereof or permit the Property to be occupied by anyone other than Tenant (each such act is referred to as a “Sublease”), without Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Any Assignment or Sublease that is not in compliance with this Article X shall be void. The acceptance of rental payments by Landlord from a proposed assignee, sublessee, or occupant of the Property shall not constitute consent to such Assignment or Sublease by Landlord. Other than rent collected under the Permitted Sublease, Tenant shall promptly pay to Landlord one hundred percent (100%) of the excess payable by such assignee or sublessee over and above the Rent due and payable under this Lease in connection with any Assignment or Sublease. For clarity and the avoidance of doubt, the foregoing sentence shall not apply to the Permitted Sublease.

(b) For the purposes of this Lease, a merger, reorganization, or dissolution involving Tenant or any transfer of this Lease by operation of law, shall be deemed to be an Assignment of this Lease which triggers the provisions of this Section 10.01. Furthermore, the sale, issuance, or transfer of any voting capital stock of Tenant or voting capital stock of any corporate entity which directly or indirectly Controls (hereinafter defined) Tenant or the sale, issuance, or transfer of any interest in any noncorporate entity which directly or indirectly Controls Tenant, which sale, issuance, or transfer results in a change in the direct or indirect voting Control of Tenant, shall be deemed to be an Assignment of this Lease which triggers the provisions of this Section 10.01, except that the foregoing shall not be applicable to stock which is traded on the New York Stock Exchange, the American Stock Exchange, the Canadian Securities Exchange or any other nationally or internationally recognized stock exchange. If Tenant is a partnership, trust, or unincorporated association, then the sale, issuance, or transfer of a controlling interest therein or of an interest therein which would result in a change in the voting Control of Tenant, or the sale, issuance, or transfer of a majority interest in or a change in the voting Control of any partnership, trust, or unincorporated association or corporation which directly or indirectly Controls Tenant, or the sale, issuance, or transfer of any portion of any general partnership or managing interest in Tenant or in any such entity, shall be deemed to be an Assignment of this Lease which triggers the provisions of this Section 10.01.

Section 10.02 Tenant’s Request for Landlord Consent. Any request by Tenant for Landlord’s consent to a specific Assignment or Sublease shall include:

(a) The identity of the proposed assignee, sublessee, or occupant;

(b) The nature of the proposed assignee’s, sublessee’s, or occupant’s business to be carried on at the Property;

(c) A copy of the proposed Assignment agreement or Sublease; and

(d) Such other information as Landlord may request concerning the proposed assignee, sublessee, or occupant or its business, including without limitation, financial information about the proposed assignee, sublessee, or occupant or its business.

Landlord shall respond in writing, either granting approval or stating the reasons for any disapproval, within thirty (30) days after receipt of all information reasonably necessary to evaluate the proposed Assignment or Sublease. If Landlord fails to respond to Tenant’s request for consent within thirty (30) days, Tenant may deliver a second written notice stating that Landlord’s consent will be deemed to be given if no response is received within an additional seven (7) days. If Landlord fails to respond within that additional seven-day period, Landlord’s consent shall be deemed to be given.

Section 10.03 Tenant’s Liability. No consent by Landlord to any Assignment or Sublease by Tenant, and no specification in this Lease of a right of Tenant to make any Assignment or Sublease, shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after: (a) the Assignment or Sublease; or (b) any extension of the Term (pursuant to exercise of any option granted in this Lease). The consent by Landlord to any Assignment or Sublease shall not relieve Tenant or any successor of Tenant from the obligation to obtain Landlord’s express written consent to any other Assignment or Sublease. No Assignment or Sublease shall be valid or effective unless the assignee or sublessee or Tenant shall deliver to Landlord a fully executed counterpart of the Assignment or Sublease and an instrument that contains a covenant of assumption by the assignee or agreement of the sublessee, reasonably satisfactory in substance and form to Landlord.

Section 10.04 Tenant Pays Landlord Expenses. Tenant shall pay to Landlord the full amount of Landlord’s reasonable costs of processing every proposed Assignment or Sublease, including, without limitation, landlord’s legal review fees and expenses, together with the reasonable amount of all direct and indirect expenses incurred by Landlord (including, without limitation, security service, janitorial and cleaning service, and rubbish removal service) arising from any assignee, occupant, or sublessee taking occupancy.

Section 10.05 Permitted Transfers. Notwithstanding anything herein to the contrary, Permitted Sublessee may form a Minnesota limited liability company (the “Permitted Transferee”) and transfer his interest in the Facility License to the same, in all cases, subject to compliance with Legal Requirements, including, without limitation, the OCM Regulations, provided that the following conditions are satisfied: (a) Permitted Transferee assumes the Permitted Sublease and agrees to be bound by all obligations thereunder, pursuant to an assignment and assumption agreement approved by Landlord; (b) Permitted Sublessee retains a sixty-five percent (65%) or greater interest in the Permitted Transferee; (c) Permitted Sublessee retains all Control over the Permitted Transferee; and (d) Tenant provides Landlord with thirty (30) days’ notice of any such proposed Permitted Transferee. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied.

ARTICLE XI

SUBORDINATION; ESTOPPEL CERTIFICATES

Section 11.01 Subordination.

(a) For purposes of this Article XI: (i) “Mortgage” shall mean any mortgage, deed to secure debt, trust indenture, or deed of trust which may now or hereafter affect, encumber or be a lien upon the Building, or the Real Estate, and any spreading agreements, renewals, modifications, consolidations, replacements, and extensions thereof; and (ii) “Mortgagee” shall mean a lender under any Mortgage. This Lease shall be subject and subordinate at all times to: (i) any Mortgage that may now exist or hereafter be executed in any amount for which the Property or any portion thereof; and (ii) all modifications, renewals, supplements, consolidations, and replacements thereof. The provisions of this Section 11.01 shall be self-operative and no further instrument shall be required to effect the provisions of this Section 11.01. Notwithstanding anything to the contrary contained herein, Landlord shall, as a condition to the subordination of this Lease, provide Tenant with an executed subordination, non-disturbance, and attornment agreement with Landlord’s Mortgagee, on customary terms.

(b) If any Mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant, notwithstanding any subordination, shall attorn to and become the tenant of the successor in interest to Landlord at the option of such successor in interest. If any Mortgage is foreclosed, or Landlord’s interest under this Lease is conveyed or transferred in lieu of foreclosure, neither the Mortgagee, beneficiary, nor any person or entity acquiring title to the Property as a result of foreclosure or trustee’s sale, nor any successor or assign of either of the foregoing, shall be: (i) liable for any default by Landlord; (ii) bound by or liable for any payment of Rent which may have been made more than thirty (30) days before the due date of such installment; (iii) subject to any defense or offset which Tenant may have to the payment of Rent or other performance under this Lease arising from any default by Landlord; or (iv) bound by any amendment or modification to this Lease made without the consent of such Mortgagee if the consent of such Mortgagee or beneficiary thereto is required.

(c) Within thirty (30) days following a request by Landlord, Tenant agrees to execute any documents reasonably required to effectuate the foregoing subordination or such other reasonable and customary subordination, non-disturbance, and attornment agreement submitted by Landlord to Tenant, which documents may contain such other terms as any Mortgagee or prospective Mortgagee may reasonably require, or to make this Lease prior to the lien of any Mortgage or underlying lease, as the case may be.

(d) Tenant agrees to simultaneously give to any Mortgagee, by registered or certified mail, a copy of any notice of default served upon Landlord specifying the default in reasonable detail, provided Tenant has been notified in writing of the names and addresses of such Mortgagees and such parties shall have the same cure rights as Landlord has under this Lease.

Section 11.02 Estoppel Certificate. Tenant, at any time and from time to time, within ten (10) days after written request from Landlord, shall execute, acknowledge, and deliver to Landlord, addressed to Landlord and any prospective purchaser, ground or underlying lessor, or Mortgagee or beneficiary of any part of the Property, an estoppel certificate in form and substance reasonably designated by the Landlord. It is intended that any such certificate may be relied upon by the Landlord and any prospective purchaser, investor, ground or underlying lessor, or Mortgagee or deed of trust beneficiary of all or any part of the Property. Tenant constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute a tenant estoppel certificate on behalf of Tenant if Tenant does not execute such certificate within said thirty (30) days after receipt of request of Landlord.

ARTICLE XII

CASUALTY AND CONDEMNATION

Section 12.01 Casualty.

(a) If the Building shall be partially or totally damaged or destroyed by fire or other casualty not attributable to the fault, negligence, or misuse of Tenant or Tenant’s Agents, the Rent payable hereunder shall be abated to the extent that the Building shall have been rendered untenantable and for the period from the date of such damage or destruction to the date it is rendered tenantable. Should Tenant reoccupy a portion of the Building during the period any restoration work is taking place and prior to the date same is made completely tenantable, Rent allocable to such portion shall be payable by Tenant from the date of such occupancy.

(b) If the Building shall be damaged or destroyed by fire or other casualty so as to require (determined in the Landlord’s sole discretion) an expenditure by Landlord of more than twenty-five percent (25%) of the full insurable value of the Building or if the Building is completely destroyed or so badly damaged that, in Landlord’s reasonable opinion, repairs to the Building cannot be commenced within thirty (30) days or completed within one hundred twenty (120) days from the date of the damage or destruction, then in either such case, Landlord may terminate this Lease by giving Tenant written notice within sixty (60) days after the date of the casualty, specifying the date of termination of this Lease. In such event, Tenant shall forthwith quit, surrender, and vacate the Property without prejudice, subject however, to Landlord’s rights and remedies against Tenant as of the date of termination or as to those rights which survive such termination. In the event of termination, the Rent payable hereunder shall be abated from the date of damage or destruction.

(c) If all or any portion of the Building is damaged by fire or other casualty and if Landlord has not elected to terminate this Lease, Landlord shall, within a reasonable time after such occurrence, repair or rebuild the Building or such portion to its condition immediately prior to the Lease Commencement Date. Tenant may terminate this Lease by giving written notice to Landlord, if Landlord has not commenced the required repairs within sixty (60) days or has not restored and/or rebuilt the Building as herein provided within one hundred eighty (180) days from the date of such damage or destruction and such delay is due solely to Landlord’s fault. Landlord shall not be obligated to expend in such repair or rebuilding any sums greater than the proceeds of any insurance policy carried by Landlord or for Landlord’s benefit. Notwithstanding the foregoing, both Landlord and Tenant shall have the right to cancel this Lease upon sixty (60) days’ prior written notice in the event twenty-five percent (25%) or more of the Building are destroyed at any time during the last twelve (12) months of the Term (as the same may be extended or renewed) and Landlord reasonably determines that such damage cannot be repaired within sixty (60) days of the date of such damage, destruction or casualty.

(d) Landlord shall not be obligated to pay any damages, compensation, or claim for inconvenience, loss of business or annoyance arising from any casualty, or repair or restoration of any portion of the Building pursuant to this Article.

Section 12.02 Condemnation.

(a) As used herein, the following words have the following meanings:

(i) “Taking” shall mean the deprivation of or damage to the Property or any portion thereof, as the result of the exercise by a governmental authority of any power of eminent domain, condemnation, or purchase under threat thereof.

(ii) “Taking Date” shall mean with respect to any Taking, the date on which the condemning authority shall have the right to possession of the Property or any portion thereof.

(iii) “Award” shall mean the proceeds of any Taking, less all expenses in connection therewith, including reasonable attorneys’ fees.

(b) In the event of a Taking of the whole or a substantial part of the Building, other than a Taking for a temporary use, then as of the Taking Date, this Lease shall immediately cease and terminate, and the Rent payable hereunder shall be adjusted as of the Taking Date and Tenant shall have no claim for the value of the unexpired term hereof or to any part of the Award or any claim against Landlord relating to the Taking.

(c) In the event of a Taking of all or any part of the Property, Landlord shall have the right to terminate this Lease as of the Taking Date. Landlord shall be entitled to the Award and Tenant shall have no claim for the value of the unexpired term of this Lease or to any part of the Award or have any claim against Landlord relating to the Taking, except as provided in Section 12.02(g) hereof.

(d) In the event of a Taking of all the Property or such portion thereof as shall substantially and materially impede or impair Tenant’s use and occupancy of the Property, as reasonably determined by Landlord, then Tenant shall have the right to terminate this Lease as of the Taking Date. Landlord shall be entitled to the Award and Tenant shall have no claim for the value of the unexpired term of this Lease or to any part of the Award or have any claim against Landlord relating to the Taking, except as provided in Section 12.02(g) hereof.

(e) In the event of a Taking of less than all the Property and neither party shall elect to terminate this Lease, the Rent payable hereunder shall be reduced in proportion to the ratio that the rentable square footage of the Property so taken bears to the total rentable square footage of the Property prior to the Taking.

(f) If there is a Taking of the Property for temporary use, this Lease shall continue in full force and effect, and Tenant shall continue to comply with all the provisions hereof, except as such compliance shall be rendered impossible or impracticable by reason of such Taking. Rent shall be abated during the course of such Taking to the extent and for the period of time that the Property shall have been rendered untenantable.

(g) All Awards shall belong to Landlord without any participation by Tenant. Tenant hereby assigns to Landlord any share of any Award which may be granted to Tenant, except Tenant shall be entitled to make a separate claim with regard to the unamortized cost of any leasehold improvements paid for by Tenant and Tenant’s moving and relocation expenses, provided same does not diminish Landlord’s Award.

ARTICLE XIII
INSURANCE

Section 13.01 Insurance.

(a) At all times during the Term of this Lease, Tenant shall carry and maintain, at Tenant’s expense, the insurance required hereunder, in the amounts specified in this Article XIII, or such other amounts and in form and substance as Landlord may from time-to-time reasonably request and issued by an insurance company reasonably satisfactory to Landlord. Landlord and Tenant shall work in good faith to ensure that such amounts are consistent with the types and amounts of insurance customarily required for businesses such as Tenant’s in accordance with prudent industry practice, in all cases, subject to Landlord’s reasonable determination. Upon the execution of this Lease, Tenant shall deliver to Landlord duplicate originals or certificates of all insurance policies required to be carried hereunder with evidence of payment of applicable premium. Tenant’s insurance shall be issued by companies authorized to do business in, or eligible surplus lines, in the State of Minnesota. Tenant shall have the right to provide insurance coverage pursuant to blanket policies obtained by Tenant if the blanket policies expressly afford the coverage required by this Article XIII. All insurance policies required to be carried by Tenant under this Lease (except for workers’ compensation insurance) shall: (i) name Landlord, any Landlord property manager, any Landlord lender, and their collective affiliates, as additional insureds; (ii) as to liability coverages, be written on an “occurrence” basis; (iii) Tenant shall use its best efforts to provide Landlord with at least (A) thirty (30) days’ notice from the insurer before any cancellation, nonrenewal, or change in coverage, and (B) ten (10) days’ notice of any nonpayment; and (iv) contain provisions with Landlord as an additional insured, together with primary and contributory negligence and waiver of subrogation. Each such policy shall contain a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord. Tenant shall deliver reasonably satisfactory evidence of such insurance to Landlord on or before the date Tenant first enters or occupies the Property, and thereafter at least thirty (30) days before the expiration dates of expiring policies. Notwithstanding the foregoing, if any such insurance expires without having been renewed by Tenant, Landlord shall have the option, in addition to Landlord’s other remedies, to procure such insurance for the account of Tenant, immediately and without notice to Tenant, and the cost thereof shall be paid to Landlord. The limits of the insurance required under this Lease shall not limit Tenant’s liability.

(b) Each insurance policy so issued shall expressly provide: (i) that it may not be canceled for nonpayment, or for other reason without thirty (30) days’ advance notice to Landlord; (ii) that the insurance company shall not fail to renew the policy without thirty (30) days’ advance notice to Landlord; (iii) that no cancellation or reduction in required coverage may be effectuated without Landlord’s consent; and (iv) that it is not subject to invalidation as to Landlord’s interest by reason of any act or omission of the Tenant.

(c) The term “insurance policy” shall include any extensions or renewals of such insurance policy.

(d) Tenant may carry insurance required hereunder under a blanket policy provided such blanket policy allocates to the Property coverage in amounts satisfactory to Landlord, and further provided all other requirements of insurance are met by such blanket policy.

(e) Landlord shall maintain insurance coverage for the Building and Real Estate as it deems necessary full insurable value thereof under “All-Risk” policies, and Tenant shall not do or permit to be done any act or thing upon the Property which would: (i) jeopardize or be in conflict with fire insurance policies covering the Building and fixtures and property in the Real Estate; (ii) increase the rate of fire or other casualty insurance applicable to the Real Estate to a rate higher than it otherwise would be for general office use of the Building; or (iii) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation Tenant conducts at the Property.

(f) In addition to the foregoing, in connection with the construction of the Initial Tenant Improvements, Tenant shall carry and maintain, at Tenant’s expense, “Builder’s All Risk” insurance in an amount equal to the total value of the Initial Tenant Improvements, reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such final improvements shall be insured by Tenant pursuant to this Article XIII immediately upon Completion thereof. The foregoing Builder’s All Risk insurance shall including Landlord as Loss Payee for all work and Additional Insured as it relates to liability coverage for the construction

Section 13.02 Liability Insurance.

(a) Tenant shall provide on or before it enters the Property for any reason and shall keep in force during the Term for the benefit of Landlord and Tenant, comprehensive commercial general liability insurance naming Landlord and any designee of Landlord as additional insureds. The policy shall protect Landlord, Tenant, and any designee of Landlord against any liability occasioned by any occurrence on or about the Property or any appurtenance thereto or arising from any of the items indicated in Section 14.01 against which Tenant is required to indemnify Landlord. Such policy is to be written in a combined single limit of at least Three Million Dollars ($3,000,000) for injury or death to one or more than one person arising from any one occurrence and in the amount of Five Million Dollars ($5,000,000) in the aggregate.

(b) In addition to the foregoing, (1) Tenant shall provide on or before it enters the Property for any reason and shall keep in force during the Term for the benefit of Landlord and Tenant, a pollution legal liability insurance policy issued, which policy shall be in form and substance reasonably satisfactory to Landlord and shall be in amounts of not less than One Million Dollars ($1,000,000.00) per occurrence for losses caused by known and unknown pollution conditions that arise from the operations of the Tenant at the Property, their contractors, or their sub-contractors, with coverage to include: (i) bodily injury or death, (ii) property damage, including physical injury to or destruction of tangible property, (iii) clean-up costs, and (iv) defense, including costs, charges and expenses incurred in the investigation, adjustment or defense of claims for damages, and (2) within thirty (30) days of the Completion Date, Tenant shall provide and shall keep in force during the Term for the benefit of Landlord and Tenant, “Owned”, “Hired” and “Non Owned Auto Liability” policies in an amount equal to One Million Dollars ($1,000,000).

Section 13.03 Fire Insurance. Tenant shall insure and keep its equipment, personal property, and all leasehold improvements benefiting the Property or elsewhere on the Real Estate insured against damage by fire, water damage, and other casualties and risks covered by “All Risk” and extended coverage insurance. Landlord shall not be required to carry insurance of any kind on Tenant’s property, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

Section 13.04 Workers’ Compensation Insurance. Tenant shall maintain statutory workers’ compensation insurance, and employer’s liability insurance with limits covering all Tenant’s employees as required by law.

Section 13.05 Other Insurance. Tenant shall carry insurance against such other hazards and in such amounts as may be customarily carried by tenants, owners, and operators of similar businesses, as Landlord may reasonably require for its protection from time to time.

Section 13.06 Waiver of Subrogation. Landlord and Tenant each hereby releases the other, its officers, directors, employees, and agents, from liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property covered by insurance either carried by such party or required under this Lease to be carried by such party, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. However, this release shall apply only if the releasor’s insurance policies contain a clause or endorsement providing that any such release shall not adversely affect or impair such policies or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agrees that any fire and extended coverage insurance policies carried by each of them respectively and covering the Property or their contents will include such a clause or endorsement as long as the same shall be obtainable without extra cost, or, if an extra cost shall be charged therefor, the other party shall pay for such extra cost upon notice of the extra cost.

Section 13.07 Insurance Rate. If, as a result of: (a) any act or omission by Tenant or breach of any terms of this Lease; (b) the use to which Tenant has put the Property; or (c) Tenant’s failure to comply with Landlord’s insurance requirements, Landlord’s insurance rates applicable to the Real Estate are raised, Tenant shall reimburse Landlord, on demand, for the increased cost of Landlord’s insurance premiums. For the purposes of this Section, any finding or schedule of the fire insurance rating organization having jurisdiction over the Real Estate shall be deemed to be conclusive and attributable to Tenant’s use of the Property.

ARTICLE XIV

INDEMNIFICATION AND LIABILITY

Section 14.01 Indemnification.

(a) Except as otherwise caused by the gross negligence or willful misconduct of Landlord or Landlords’ agents, Tenant hereby agrees to indemnify and defend and hold Landlord, its employees or agents, and any Mortgagee harmless from and against any and all claims, suits, proceedings, actions, causes of action, responsibility, liabilities, payments, demands and expenses (including attorneys’ fees) in connection with or arising from:

(i) Tenant’s possession, use, occupation, management, repair, maintenance or control of the Property, or any portion thereof;

(ii) any act, omission, or negligence of Tenant, Tenant’s Agents, invitees, or visitors;

(iii) any default, breach, violation, or nonperformance of this Lease or any provision herein by Tenant; and

(iv) injury or damages to persons or property or loss of life sustained in or about the Property.

(b) Tenant shall defend any actions, suits, and proceedings which may be brought against Landlord or any Mortgagee with respect to the foregoing or in which they may be impleaded. Tenant shall pay, satisfy, and discharge any judgments, orders, and decrees which may be recovered against Landlord or any Mortgagee in connection with the foregoing. Landlord shall promptly notify Tenant of any claims for which Landlord seeks indemnification pursuant to this Section 14.01 provided, however, the failure to so notify Tenant shall not in any way modify or impair Tenant’s obligations pursuant to this Section 14.01 or otherwise.

(c) The provisions of this Section 14.01 shall survive the termination of this Lease.

Section 14.02 Waiver and Release.

(a) Tenant hereby waives and releases all claims against Landlord with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.

(b) Tenant shall not be entitled to make, nor shall Tenant make, any claim, and Tenant waives any claim, for money damages (nor shall Tenant claim any money damages by way of setoff, counterclaim, or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval with respect to any provision of this Lease providing for such consent or approval. Tenant’s sole remedy will be an action or proceeding to enforce any such provision, or for specific performance, injunction, or declaratory judgment.

Section 14.03 Landlord Liability.

(a) Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for and Tenant waives any claims against Landlord for: (i) any injury or damage to Tenant or to any other person; or (ii) any damage to, or loss (by theft or otherwise) of, any property of Tenant or any other person, irrespective of the cause of such injury, damage, or loss, unless caused by or due to the willful misconduct or gross negligence of Landlord, its agents, or employees without contributory negligence on the part of Tenant. Any such damage or loss that is the result of Landlord’s gross negligence or willful misconduct, shall be without gross contributory negligence on the part of Tenant.

(b) Landlord, (and, in case Landlord shall be a joint venture, partnership, tenancy-in-common, association, or other form of joint ownership, the members of any such joint venture, partnership, tenancy-in-common, association, or other form of joint ownership) shall have absolutely no personal liability with respect to any provision of this Lease, or any obligation or liability arising therefrom or in connection therewith. Tenant shall look solely to the equity of the owner in the Real Estate for the satisfaction of any remedies of Tenant in the event of a breach by the Landlord of any of its obligations. Such exculpation of liability shall be absolute and without any exception whatsoever.

(c) All property (whether real, personal, or mixed) at any time located in or upon the Property shall be at the risk of the Tenant only, and Landlord shall not become liable for any damage to said property or to Tenant, or to any other person or property, caused by water leakage, steam, sewerage, gas, or odors or for any damage whatsoever done or occasioned by or from any boiler, plumbing, gas, water, steam, or other pipes, or any fixtures or equipment or appurtenances whatsoever, or for any damage arising from any act or neglect or arising by reason of the use of, or any defect in, the Property or any of the fixtures, equipment, or appurtenances therein contained, or by the act or neglect of any other person or caused in any other manner whatsoever or occasioned by a Force Majeure Event.

(d) Except as otherwise expressly provided herein, this Lease and the obligations of Tenant hereunder shall be in no way affected, impaired, or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease.

ARTICLE XV

DEFAULT AND REMEDIES

Section 15.01 Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a) The failure of Tenant to pay any item of Rent when due and such failure continues beyond five (5) days after written notice from Landlord of said failure.

(b) The failure by Tenant to perform or observe any requirement of this Lease not specifically referred to in Section 15.01(a) above, and such failure continuing for thirty (30) days after written notice from Landlord to Tenant specifying the items in default.

(c) At Landlord’s option, the occurrence of any of the following:

(i) the appointment of a receiver to take possession of all or substantially all the assets of Tenant or the Property;

(ii) an assignment by Tenant for the benefit of creditors;

(iii) the filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days;

(iv) the attachment, execution, or other judicial seizure of all or substantially all Tenant’s assets or the Property, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof;

(v) the admission of Tenant in writing of its inability to pay its debts as they become due;

(vi) the filing by Tenant of any answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, or dissolution of Tenant or similar relief;

(vii) if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such proceeding shall not have been dismissed; or

(viii) the occurrence of any of the foregoing with respect to Guarantor;

(ix) if construction of the Initial Tenant Improvements is (i) discontinued due to acts or matters within Tenant’s control for a period of sixty (60) or more consecutive days; or (ii) not Completed by the Completion Date;

(x) if all deliverables required under the OCM Regulations for Operational Approval are not submitted to the OCM by the Submission Date;

(xi) Tenant sells, assigns or transfers the Facility License without Landlord’s express written consent;

(xii) the fraud, intentional misrepresentation or willful misconduct by Tenant under this Lease;

(xiii) the misapplication, misappropriation, or conversion by Tenant, or any affiliate thereof of (A) any insurance proceeds paid by reason of any casualty to the Property, (B) any condemnation proceeds received in connection with any taking or (C) any rental or security deposits received at the Property;

(xiv) Tenant allows an encumbrance or debt of any kind to be placed upon the leasehold or fee interest in the Property or the Facility License, as applicable, without Landlord’s express written consent;

(xv) except as expressly stated herein, a Transfer or Assignment occurs without Landlord’s express written consent;

(xvi) a default occurs under that certain Credit Agreement, dated March 27, 2025, between Tenant and Bridge Bank, a division of Western Alliance Bank, in the principal amount of $12,000,000.00, as amended as of April 30, 2025, and September 9, 2025; or

(xvii) the failure by Tenant to maintain the insurance policies required hereunder.

(d) Unless caused by the order or decree of a Governmental Authority, the vacation and abandonment of the Property by Tenant, permitting the same to remain unoccupied and unattended for thirty (30) or more consecutive days.

(e) Except as otherwise expressly stated herein, if Tenant is a corporate entity (including other entity formations), the transfer by sale, assignment, operation of law or other disposition of any part or all its shares of stock so as to result in a change in the effective voting control of Tenant on the date of this Lease.

Section 15.02 Landlord’s Remedies. At any time after the occurrence of an Event of Default, the following provisions shall apply and Landlord shall have the rights and remedies set forth in this Lease, which rights and remedies may be exercised upon or at any time following the occurrence of an Event of Default unless, prior to such exercise, Landlord shall agree in writing with Tenant that the Event of Default has been cured by Tenant in all respects:

(a) If an Event of Default shall have occurred and be continuing beyond any applicable cure period, Landlord shall have the right to terminate this Lease upon thirty (30) days’ prior written notice to Tenant (the “Termination Notice”). In the event the Lease is terminated, Landlord may re-enter the Property, solely by summary proceedings, remove Tenant and all other persons and property from the Property, and store such property in a public warehouse or elsewhere at the sole cost and expense of and for the account of Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.

(b) Without terminating this Lease, Landlord may re-enter and take possession of the Property solely under and by virtue of the laws of the State of Minnesota or by such other proceedings, including re-entry and possession as may be applicable.

(c) If Landlord elects to terminate this Lease, everything contained in the Lease on the part of the Landlord to be done and performed shall cease without prejudice, however, subject to the right of Landlord to recover from Tenant the sum of: (i) Landlord’s actual, reasonable costs incurred in terminating this Lease and recovering possession of the Property including, without limitation, reasonable attorneys’ fees and disbursements; and (ii) the actual, reasonable costs of reletting the Property, but not including the costs of alterations or improvements to the Property; and (iii) all Rent and other charges due under this Lease through the end of the Term, excluding any unexercised renewal term if any.

(d) All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord at law or in equity. Landlord may elect to seek any combination of or all remedies available to Landlord under this Lease or at law or equity. All remedies hereinbefore given to Landlord and all rights and remedies given to it at law and in equity shall be cumulative and concurrent.

(e) Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord.

(f) The acceptance by Landlord of delayed or defective performance shall not constitute a waiver by Landlord of any future breach or of any other covenant, condition, or agreement set forth herein, nor of any of Landlord’s rights hereunder. Neither the payment by Tenant of a lesser amount than the installments of Rent, Additional Rent, or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of any sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such sums or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

(g) Notwithstanding any provision in this Lease to the contrary, Tenant’s right to any rent abatement, discount, or reduction of rent shall be null and void upon the default of Tenant under this Lease, and in addition to any other remedy which Landlord may be entitled to, seek, or obtain, Landlord shall be entitled and Tenant shall pay to Landlord all rent which Tenant would have paid to Landlord, including but not limited to any abated discounted or reduced Rent.

(h) By written notice to Tenant, Landlord shall have the right to accelerate all Base Rent and any other sums due hereunder and otherwise payable in installments over the remainder of the Term, and, at Landlord’s option, the amount of accelerated rent, without further notice or demand for payment, shall be due and payable by Tenant within one hundred twenty (120) days after Landlord has notified Tenant. Provided, however, Landlord shall use commercially reasonable efforts to mitigate its damages under such circumstances.

Section 15.03 Landlord’s Re-entry. If this Lease shall be terminated as provided in Section 15.02, Landlord, or its agents or employees, may re-enter the Property at any time and remove therefrom Tenant, Tenant’s Agents, and any subtenants, licensees, concessionaires, or invitees, together with any of its or their property, either by summary dispossess proceedings or by any suitable action or proceeding at law or otherwise. In the event of such termination, Landlord may repossess and enjoy the Property. Landlord shall be entitled to the benefits of all provisions of law respecting the speedy recovery of lands and tenements, or proceedings in forcible entry and detainer. Tenant waives any rights to the service of any notice of Landlord’s intention to re-enter provided for by any present or future law. Landlord shall not be liable in any way in connection with any action it takes pursuant to the foregoing. Notwithstanding any such re-entry, repossession, dispossession, or removal, Tenant’s liability and responsibility under all the provisions of this Lease shall continue.

Section 15.04 Landlord’s Additional Remedies.

(a) In case of re-entry, repossession, or termination of this Lease, whether the same is the result of the institution of summary or other proceedings, Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for the following (hereinafter referred to as “Current Damages”): (i) the Base Rent, Additional Rent, and all other charges provided for herein until the date this Lease would have expired had such termination, re-entry, or repossession not occurred; and all expenses which Landlord may have incurred in re-entering the Property and repossessing the same; making good any Event of Default of Tenant; painting, altering or dividing the Property; combining or placing the same in proper repair; protecting and preserving the Property by placing therein watchmen and caretakers; reletting the Property (including attorneys’ fees and disbursements, brokerage fees, in so doing); and any expenses which Landlord may incur during the occupancy of any new tenant; less (ii) the net proceeds of any reletting. Tenant agrees to pay to Landlord the difference between items (i) and (ii) hereinabove with respect to each month, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord’s right to enforce the collection of any difference for any subsequent month. In addition to the foregoing, Tenant shall pay to Landlord such sums as the court may adjudge reasonable as attorneys’ fees with respect to any successful lawsuit or action instituted by Landlord to enforce the provisions hereof.

(b) Landlord may relet the whole or any part of said Property for the whole of the unexpired period of this Lease, or longer, or from time to time for shorter periods, for any rental then obtainable, giving such concessions of rent and making such special repairs, alterations, decorations, and paintings for any new tenant as it may in its sole and absolute discretion deem advisable (all of which, without limitation, Tenant shall be liable for pursuant to Section 15.04(a)(i)) and may collect and receive the rents therefor.

(c) TENANT HEREBY EXPRESSLY WAIVES, FOR ITSELF AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, ANY OBLIGATION IMPOSED BY LAW ON LANDLORD TO RELET THE PROPERTY AND MITIGATE ANY DAMAGES LANDLORD MAY SUFFER AS A RESULT OF ANY DEFAULT BY TENANT UNDER THIS LEASE.

(d) Tenant shall pay to Landlord, on demand (the “Demand”), as liquidated and agreed “Final Damages” (and not as a penalty) for Tenant’s Default and in lieu of all Current Damages beyond the date of Demand for Final Damages, an amount equal to the present cash value using an annual discount rate of four percent (4%) on the date of Demand of the Base Rent and Additional Rent which would have been payable from the date of Demand for what would have been the unexpired Term if it had not been terminated, plus the Base Rent and Additional Rent due through the earlier of the date of termination or repossession, and the Current Damages up to the date of Demand, which remain unpaid. If any statute or rule of law governing a proceeding in which Final Damages are to be proved validly limits the Final Damages to an amount less than that provided for herein, Landlord is entitled to the maximum amount allowable under the statute or rule of law. Before exercising this remedy, Landlord shall use commercially reasonable efforts to mitigate its damages.

Section 15.05 Waiver of Right of Redemption. Tenant hereby expressly waives (to the extent legally permissible), for itself and all persons claiming by, through, or under it, any right of redemption or for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Property as herein provided.

Section 15.06 Landlord’s Right to Perform on Account of Tenant. If an Event of Default shall occur hereunder, Landlord may, at any time, cure said Event of Default for the account and at the expense of Tenant. Tenant shall pay, on demand, to Landlord, with interest at the Default Rate, the amount so paid, expended, or incurred by the Landlord and any expense of Landlord including reasonable attorneys’ fees incurred in connection with such Default; and all the same shall be deemed to be Additional Rent.

Section 15.07 Additional Remedies, Waivers. With respect to the rights and remedies of and waivers by Landlord:

(a) The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law or equity. All such rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise such rights and remedies at such times, in such order, to such extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy proceeds, concurs with or succeeds the exercise of another.

(b) A single or partial exercise of a right or remedy shall not preclude: (i) a further exercise thereof; or (ii) the exercise of another right or remedy from time to time.

(c) No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to a default.

(d) No waiver of a default shall extend to or affect any other default or impair any right or remedy with respect thereto.

(e) No action or inaction by Landlord shall constitute a waiver of default.

(f) No waiver of a default shall be effective unless it is in writing and signed by Landlord.

ARTICLE XVI
BANKRUPTCY

Section 16.01 During Term of Lease. If, on the Lease Commencement Date or at any time during the Term, there shall be filed by or against Tenant in any court, pursuant to any statute either of the United States or of any state, a petition in bankruptcy, or there shall be commenced a case by or against Tenant under the Bankruptcy Code, or a petition filed in insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, and within thirty (30) days thereafter Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with its creditors, this Lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated, in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Property, but shall forthwith quit and surrender the Property, and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit, or monies received by it from Tenant or others on behalf of Tenant.

Section 16.02 Liquidated Damages. It is stipulated and agreed that in the event of the termination of this Lease pursuant to Sections 16.01 or 16.02 hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the Rent reserved hereunder for the unexpired portion of the Term and the then fair and reasonable rental value of the Property for the same period. In the computation of such damages, the difference between any installment of Rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Property for the period for which such installment was payable shall be discounted to the date of termination at the rate of three percent (3%) per annum. If the Property or any part thereof be relet by the Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the amount of rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the Property so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

ARTICLE XVII

PURCHASE OPTION

Section 17.01 In the event that Landlord fails to fund the Tenant Improvement Allowance within thirty (30) days of the date requested (in all cases, pursuant to Section 2.05), then, provided that an Event of Default has not occurred, Tenant shall have one hundred twenty (120) days following the end of such thirty (30) day period (the “Tenant Response Period”) to notify (the “Tenant Notice”) Landlord in writing whether or not Tenant desires to purchase the Property (the “Purchase Option”). If Tenant notifies Landlord of its intention to exercise the Purchase Option within the Tenant Response Period, Landlord and Tenant shall promptly enter into a purchase and sale agreement for the Property (such period not to exceed ninety (90) days), in form and substance reasonably approved by both parties, with a purchase price equal to the sum of (a) the Total Acquisition Cost, and (b) all Landlord costs and expenses committed or funded for the benefit of the Property up to and including such date, including, without limitation, the Tenant Improvement Allowance. If either (A) Tenant fails to notify Landlord of its intention to purchase the Property within the Tenant Response Period, or (B)the parties shall fail to enter into a purchase agreement in form and substance satisfactory to both parties within such ninety (90) days following the Tenant Notice, then Tenant shall forfeit its option to purchase the Property.

ARTICLE XVIII
NOTICES

Section 18.01 Notices. Unless specifically stated otherwise in this Lease, all notices, waivers, and demands required or permitted hereunder shall be in writing and delivered to the addresses set forth below, by one of the following methods: (a) hand delivery, whereby delivery is deemed to have occurred at the time of delivery; (b) a nationally recognized overnight courier company, whereby delivery is deemed to have occurred the Business Day following deposit with the courier; (c) registered U.S. mail, signature required and postage-prepaid, whereby delivery is deemed to have occurred on the third Business Day following deposit with the United States Postal Service; or (d) electronic transmission (email) provided that the transmission is completed no later than 4:00 p.m. EST on a Business Day and the original also is sent via overnight courier or U.S. Mail, whereby delivery is deemed to have occurred at the end of the Business Day on which electronic transmission is completed.

To Landlord:	Rainbow WBSE MN LLC c/o Rainbow Realty Group, LLC 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 Attention: Benjamin Bolanos Email: ben@rainbowrg.com

With a copy to:	Rainbow WBSE MN LLC c/o Rainbow Realty Group, LLC 60 Cutter Mill Road, Suite 303 Great Neck, New York 11021 Attention: Steven Rosenzweig Email: srosenzweig@gouldlp.com

With a copy to:	The Anderson Firm, P.C. 101 Hudson Street, Floor 21 Jersey City, New Jersey 07302 Attention: Zachary J. Levy, Esq. Email: zlevy@tafpc.com

To Tenant:	Grown Rogue Unlimited, LLC 550 Airport Road Medford, OR 97504 Attn: Obie Strickler Email: Obie@grownrouge.com

With a copy to:	Greenspoon Marder LLP 227 W. Monroe, Suite 3950 Chicago, IL 60606 Email: Irina.dashevsky@gmlaw.com; Ryan.holz@gmlaw.com Attn: Irina Dashevsky; Ryan Holz

Any party may change its address for purposes of this Section 18.01 by giving written notice as provided in this Section 18.01. All notices and demands delivered by a party’s attorney on a party’s behalf shall be deemed to have been delivered by said party. Notices shall be valid only if served in the manner provided in this Section 18.01.

ARTICLE XIX
BROKERS

Section 19.01 Brokers. Neither Tenant nor Landlord have engaged or agreed to pay a real estate commission to any real estate broker in connection with this Lease.

ARTICLE XX

RENEWAL RIGHTS

Section 20.01 Renewal Right. Per Section 4.03, and subject to the limits in Section 20.03 Tenant may renew this Lease for three (3) additional periods of five (5) years each by delivering written notice of the exercise thereof to Landlord not earlier than one hundred eighty (180) days nor later than ninety (90) before the expiration of the Term.

Section 20.02 Renewal Rent. The Base Rent payable for each month during each extended Term shall be equal to the product of the then-current Base Rent multiplied by one hundred and three percent (103%).

Section 20.03 Limits on Renewal Rights. Tenant’s rights under this Article XX shall terminate if: (a) an Event of Default exists; (b) this Lease or Tenant’s right to possession of the Property is terminated; (c) Tenant assigns any of its interest in this Lease or sublets any portion of the Property without Landlord Consent, except as otherwise permitted hereunder; or (d) Tenant fails to timely exercise its option under this Agreement, time being of the essence with respect to Tenant’s exercise thereof.

ARTICLE XXI

GUARANTY; SECURITY

Section 21.01 As an inducement to enter into this Lease, and as additional security for Tenant’s performance hereunder, upon execution of this Lease Tenant shall cause (i) Grown Rogue International Inc., a Canadian corporation (“Guarantor”) to execute a Guaranty of the Lease substantially in the form attached hereto as Exhibit G (the “Guaranty”)

Section 21.02 In addition to the foregoing, Tenant and Landlord acknowledge and agree that a material aspect of this Lease arrangement is the Tenant’s privity and arrangement with Permitted Sublessee and Permitted Sublessee’s ownership of the Facility License. In connection with the foregoing, in the event that Permitted Sublessee wishes to transfer ownership of the Facility License to an entity, the parties shall work in good faith to enter into a pledge and security agreement in form and substance reasonably approved by Landlord, with Landlord as pledgee, and Permitted Sublessee as pledgor, pertaining to 100% of Permitted Sublessee’s equity in such entity.

ARTICLE XXII

SECURITY DEPOSIT

Section 22.01 Security Deposit.

(a) Tenant shall, upon the execution hereof, deposit with Landlord as security for the full and faithful performance by Tenant of all its obligations under this Lease or in connection with this Lease, the sum of One Hundred Thousand and 00/100 Dollars ($100,000.00), the full amount of which shall be credited against the amounts owed to Tenant by Landlord under that certain Assignment and Assumption Agreement dated as of the date hereof, by and between Tenant, as assignor, and Landlord, as assignee (the “Security Deposit”).

(b) The Security Deposit shall bear no interest; and if legally permissible, Landlord shall be entitled to commingle the Security Deposit with Landlord’s other Funds.

Section 22.02 Application of the Security Deposit. If an Event of Default shall occur and be continuing, Landlord may apply the whole or any part of the security so deposited toward:

(a) The payment of any Base Rent, Additional Rent, or any other item of Rent as to which Tenant is in default.

(b) Any sum which Landlord may expend or be required to expend by reason of Tenant’s default in respect of any of the terms, covenants, and conditions of this Lease, including, without limitation, any damage, liability, or expense (including, without limitation, reasonable attorneys’ fees and disbursements) incurred or suffered by Landlord.

(c) Any damage or deficiency incurred or suffered by Landlord in the reletting of the Property, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Landlord.

Section 22.03 Transfer of the Security Deposit. In the event of a sale or leasing of the Real Property or the Building, Landlord shall have the right to transfer the Security Deposit to the transferee, and Landlord shall thereupon be released by Tenant from all liability for the transfer to the transferee of the Security Deposit. Tenant shall look solely to the new landlord for the return of the Security Deposit. The provisions hereof shall apply to every transfer or assignment of the Security Deposit made to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

Section 22.04 Return of the Security Deposit. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit shall be returned to Tenant after the Lease Expiration Date and after delivery of possession of the Property to Landlord.

ARTICLE XXIII

CERTIFICATE OF OCCUPANCY

Section 23.01 Compliance with the Certificate of Occupancy. Tenant shall not at any time use or occupy the Property in violation of the Certificate of Occupancy issued at such time for the Property or for the Building, and in the event that any department of the City of Fridley or State of Minnesota shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Property are used for a purpose which is a violation of such Certificate of Occupancy, Tenant, upon written notice from Landlord or any governmental authority, shall immediately discontinue such use of the Property.

Section 23.02 Tenant’s Obligation for a New Certificate of Occupancy. Tenant shall obtain a temporary or permanent Certificate of Occupancy covering the Property permitting the Property to be used as cannabis Cultivation facility (as defined by the OCM Regulations) and such temporary or permanent Certificate of Occupancy will be in force upon the date upon which Tenant shall occupy all or any portion of the Property for the conduct of its business, provided, however, neither such certificate, nor any provision of this Lease, nor any act or omission of Landlord, shall be deemed to constitute a representation or warranty that the Property, or any part thereof, lawfully may be used or occupied for any particular purpose or in any particular manner. Landlord covenants that, on the date Tenant shall apply for said temporary or permanent Certificate of Occupancy Landlord shall not have taken any action or failed to comply with any requirements which Landlord is obligated to comply with under this Lease which would prevent Tenant from obtaining said temporary or permanent Certificate of Occupancy.

ARTICLE XXIV
MISCELLANEOUS

Section 24.01 Governing Law; Venue. The Laws of Minnesota shall govern the validity, performance, and enforcement of this Lease. Tenant consents to personal jurisdiction and venue in the state and judicial district in which the Property is located. The courts of the state where the Property is located will have exclusive jurisdiction and Tenant hereby agrees to such exclusive jurisdiction.

Section 24.02 Entire Agreement; Waivers. This Lease forms the entire agreement between Landlord and Tenant and no provision hereof shall be altered, waived, amended, or extended, except in a writing signed by both parties. Tenant affirms that, except as expressly set forth herein, neither Landlord nor any of its agents has made, nor has Tenant relied upon, any representation, warranty, or promise with respect to the Property or any part thereof. Landlord shall not be considered to have waived any of the rights, covenants, or conditions of this Lease unless evidenced by its written waiver and the waiver of one default or right shall not constitute the waiver of any other. The acceptance of Rent shall not be construed to be a waiver of any breach or condition of this Lease.

Section 24.03 Successors. The provisions of this Lease shall be binding upon and inure to the benefit of Landlord and Tenant, respectively, and their respective successors, assigns, heirs, executors, and administrators. Tenant agrees to become the tenant of Landlord’s successor in interest under the same terms and conditions of its tenancy hereunder.

Section 24.04 Partial Invalidity. If any clause or provision of this Lease is found to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby and there shall be added as part of this Lease a replacement clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

Section 24.05 Relationship of the Parties. Landlord and Tenant agree that the relationship between them is that of landlord and tenant and that Landlord is leasing space to Tenant. It is not the intention of the parties, nor shall anything herein be constructed to constitute Landlord as a partner or joint venturer with Tenant.

Section 24.06 Headings. The headings as to the contents of particular paragraphs herein are intended only for convenience and are in no way to be constructed as a part of this Lease or as a limitation of the scope of the particular paragraphs to which they Refer.

Section 24.07 Survival of Obligations. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term hereof.

Section 24.08 Independent Covenants. Tenant’s covenants to pay Rent and other sums due hereunder are independent of Landlord’s covenants hereunder and Tenant shall have no right to withhold any such payments on account of any alleged failure by Landlord to perform or comply with any of Landlord’s covenants.

Section 24.09 Limitation of Liability. Anything in the Lease to the contrary notwithstanding, any judgment obtained against Landlord in connection with this Lease or the subject matter hereof shall be limited solely to Landlord’s interest in the Property and shall be absolutely nonrecourse with respect to Landlord personally and all other assets of Landlord. Anything in this Lease to the contrary notwithstanding, the term “Landlord” shall be limited to mean and include only the then owner of the Property, or tenant under any underlying or ground lease of the Building, and not any predecessor owner or tenant.

Section 24.10 Authority. Tenant makes the following representations to Landlord, on which Landlord is entitled to rely in executing this Lease: (i) Tenant is a limited liability company duly organized and existing under the laws of the State of Oregon and is qualified to do business in the State of Minnesota and has the power to enter into this Lease and the transactions contemplated hereby and to perform its obligations hereunder; (ii) by proper resolution the signatory hereto has been duly authorized to execute and deliver this Lease; and (iii) the execution, delivery, and performance of this Lease and the consummation of the transactions herein contemplated shall not conflict with or result in a violation or breach of, or default under Tenant’s certificate of formation or by-laws, or partnership or operating agreements, as amended, or any indenture, mortgage, note, security agreement, or other agreement or instrument to which Tenant is a party or by which it is bound or to which any of its properties is subject.

Section 24.11 Compliance with Laws. Tenant shall comply at its cost and expense with all Laws, and with any direction or recommendation of any public officer or officers, pursuant to Law, or any reasonable request of any insurance company carrying any insurance on the Property, and any insurance inspection or rating bureau which shall impose any duty upon Landlord or Tenant with respect to the Property or the use or occupation thereof, and shall bear all costs of any kind or nature whatsoever occasioned by or necessary for compliance with the same, provided such costs or expenses arise from Tenant’s specific use of the Property. If, during the Term of this Lease any Law requires that an alteration, repair, addition, or other change be made to the Property, and such alteration, repair, addition, or other change is a result of Tenant’s use of the Property, such work will be performed at Tenant’s expense.

Section 24.12 Waiver of Jury Trial. LANDLORD AND TENANT KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY AGAINST THE OTHER IN ANY MATTER ARISING OUT OF THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PROPERTY, OR ANY CLAIM OF INJURY OR DAMAGE.

Section 24.13 Counterparts. This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument.

Section 24.14 Memorandum of Lease. Concurrently with the execution of this Lease, Landlord and Tenant are executing a memorandum to be recorded promptly after execution in the county recorder’s office where the Property are located (“Memorandum of Lease”). The Memorandum of Lease shall include the names and addresses of Landlord and Tenant, a description of the Property, the Term of the Lease, and the terms of any options to extend the Term of this Lease but shall omit a discussion of Rent. Further, upon Landlord’s request, Tenant agrees to execute and acknowledge a termination of memorandum of lease in recordable form to be held by Landlord’s counsel in trust until the expiration or sooner termination of the Term of this Lease.

Section 24.15 Prevailing Party. If any party brings an action or proceeding involving the Property to enforce the Terms hereof or to declare rights hereunder, then such initiating party shall be entitled to reasonable attorneys’ fees, if it is the Prevailing Party in any such proceeding, action, or appeal thereon. The term, “Prevailing Party” shall include, without limitation, a party that substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, the Prevailing Party shall be entitled to attorneys’ fees, costs, and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

Section 24.16 Patriot Act. Neither Tenant nor Landlord (i) are now or shall become a person or entity with whom Tenant or Landlord is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are now or shall become a person or entity with whom Tenants is restricted from doing business with under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, or the regulations or orders thereunder; and (iii) are not knowingly engaged in, and shall not engage in, any dealings or transaction, or be other-wise associated with such persons or entities described in this Lease.

Section 24.17 Financial Statements. Within one hundred twenty (120) days after the completion of Tenant’s fiscal year, Tenant shall deliver to Landlord: (a) Tenant’s audited financial statements for the most recently completed fiscal year; or (b) if audited statements for Tenant are not prepared, then unaudited financial statements for the most recent fiscal year of Tenant which shall be certified to be true and correct by Tenant’s Chief Financial Officer. Upon Landlord’s request, Tenant shall provide such additional information as Landlord may reasonably request to enable Landlord to assess the creditworthiness of Tenant as a tenant of the Building. Landlord shall endeavor to ensure that all financial statements furnished by Tenant are kept confidential by Landlord and any Mortgagee or prospective purchaser that may receive the same, and that such statements are used only for the purpose of assessing the creditworthiness of Tenant as a tenant of the Building.

Section 24.18 Days; Performance on a Saturday, Sunday, or Holiday. Whenever the term “day” is used in this Lease, it shall refer to a calendar day unless otherwise specified. A “Business Day” shall mean any weekday except for those weekdays that a banking institution within the State of Minnesota is required by said state to be closed (a “Holiday”). Should this Lease require an act to be performed or a notice to be given on a Saturday, Sunday, or Holiday, the act shall be performed or notice given on the following Business Day.

Section 24.19 Landlord’s Consent. Except as otherwise expressly provided herein, Landlord shall not unreasonably withhold, condition, or delay any consent or approval required under this Lease. If Landlord fails to respond to Tenant’s written request for consent or approval within thirty (30) days, Tenant may deliver a second written notice stating that Landlord’s consent will be deemed to be given if no response is received with an additional seven (7) days. If Landlord fails to respond within said additional seven (7) day period, Landlord’s consent or approval shall be deemed to be given.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURED FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed this Lease as of the date set forth above.

LANDLORD:

RAINBOW WBSE MN LLC,
a Delaware limited liability company

By:	/s/ Benjamin Bolanos
	Name:	Benjamin Bolanos
	Title:	COO

TENANT:

GROWN ROGUE UNLIMITED, LLC, an Oregon limited liability company

By:	/s/ J. Obie Strickler
	Name:	Obie Strickler
	Title:	Manager

[Signature Page to Lease Agreement]